UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8 K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
August 13, 2012 (August 7, 2012)

Santa Fe Petroleum, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-17302	99-0362658

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4011 West Plano Parkway, Suite 126 Plano, Texas		75093

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (888) 870-7060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2012, the Registrant announced that they have retained the services of Steven Crane to serve as the interim Chief Operating Officer of the Company. Mr. Crane is the Managing Partner of ProOperate LLC, a professional operations management firm based in Dallas, Texas. Mr. Crane possesses over thirty years of broad-based strategic operations and financial management experience beginning his career with PricewaterhouseCoopers, serving clients in the energy and oil production industry. Mr. Crane is assisting the Company with its transition from a privately-held to a publicly-traded corporation, with its capital structure and funding, and in the implementation of its plans for future growth.

The Board of Directors of the Registrant approved the retention of Mr. Crane’s services as interim Chief Operating Officer effective July 10, 2012.

Item 7.01 Regulation FD Disclosure

Attached as Exhibit 99.1 to this Current Report on Form 8-K is the Company’s Press Release on August 7, 2012 announcing the organizational change discussed in Item 5.2 above.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1 Press Release dated August 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Santa Fe Petroleum, Inc.

Date: August 13, 2012	By:	s/s Bruce A. Hall
Bruce A. Hall
Chief Executive Officer